UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2012

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2012, the Compensation Committee (the "Committee") of the Board of Directors of ITC Holdings Corp. (the "Company") reviewed the results of the Company’s corporate bonus plan for 2011, which was adopted on February 15, 2011 pursuant to the Company’s Amended and Restated 2006 Long Term Incentive Plan. The Committee approved payment of cash bonuses under the 2011 corporate bonus plan, based on achievement of 90% of the Company’s bonus goals (previously described in the Company’s Current Report on Form 8-K filed on February 22, 2011). The Committee also approved payment of additional cash bonuses to certain "named executive officers," as defined in the Company’s most recent annual meeting proxy statement, in the following amounts: Linda H. Blair, Executive Vice President and Chief Business Officer: $50,000; Jon E. Jipping, Executive Vice President and Chief Operating Officer: $50,000; and Cameron M. Bready, Executive Vice President, Treasurer and Chief Financial Officer: $75,000. In approving these additional bonus amounts, the Committee took into account various qualitative factors, including the continued growth of the Company and the overall advancement of Company initiatives in 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

January 31, 2012	By:	/s/ Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Senior Vice President and General Counsel